Exhibit 99.1

MoneyLion Reports Record First Quarter 2022 Results

and Reaffirms Full Year Guidance and Path to Profitability

Record Quarterly Adjusted Revenue up 105% Year-over-Year

Record New Customer Adds of ~645k; Total Customers Grew 117% Year-over-Year to 3.9 million

Maintained Best-in-Class Unit Economics with $16 CAC (from $25 in Q4 2021), <6 Month Payback Period, and $70+ ARPU1

Management Reiterates 2022 Guidance and Breakeven Adj. EBITDA Target Exiting 2022

Q2 2022 Guidance Implies Accelerating Adj. Revenue Growth and Margin Improvement

Completed Acquisition of Even Financial, the Category-Leading Embedded Finance Marketplace

NEW YORK, NY, May 12, 2022 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), a leading digital financial services and lifestyle content platform, today announced financial results for the first quarter ended March 31, 2022. MoneyLion will host a conference call and webcast at 8:30 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“We entered 2022 with strong momentum, we delivered our fifth consecutive quarter of triple-digit Adjusted Revenue growth and improved our operating leverage as we progress on our path to profitability,” said Dee Choubey, co-founder and CEO of MoneyLion. “Adjusted Revenue increased 105% year-over-year in the first quarter, and we ended the quarter with 3.9 million Total Customers, up 117% year-over-year. These results reflect our durability through economic cycles with a unique ability to efficiently grow users and revenue while improving our strong unit economics.”

Choubey continued, “With the close of our marketplace and media acquisitions, MoneyLion now offers both Consumer and Enterprise solutions. We expect this business model to diversify our revenue mix substantially as we add enterprise revenues and drive operating leverage through low-cost customer acquisition with powerful network effects.”

“Our first quarter results and second quarter guidance reflect our confidence in MoneyLion’s ability to achieve approximately 100% Adjusted Revenue growth in 2022 and breakeven Adjusted EBITDA exiting the year,” said Rick Correia, MoneyLion’s Chief Financial Officer.

Financial Results2*

	Three Months Ended March 31,
(in thousands)	2022	2021	% Change
GAAP
Total revenues, net	$69,714	$33,130	110%
Gross profit	40,333	19,294	109%
Net income (loss)	131	(73,406)	—

Non-GAAP
Adjusted Revenue	$66,477	$32,485	105%
Adjusted Gross Profit	40,314	19,418	108%
Adjusted EBITDA	(24,939)	(1,213)	—

(in millions)
Key Operating Metrics
Total Customers	3.9	1.8	117%
Total Products	9.0	5.1	76%
Total Originations	$408	$189	116%

Total revenues, net increased 110% to $69.7 million in the first quarter of 2022. Adjusted Revenue increased 105% to $66.5 million in the first quarter of 2022.

Gross profit increased 109% to $40.3 million in the first quarter of 2022. Adjusted Gross Profit increased 108% to $40.3 million in the first quarter of 2022.

MoneyLion recorded a net income of $0.1 million for the first quarter of 2022 versus a loss of $73.4 million in the first quarter of 2021. Adjusted EBITDA was ($24.9) million for the first quarter versus ($1.2) million in the first quarter of 2021, when adjusted for the following non-operating costs:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net income (loss)	$131	$(73,406)
Add back:
Interest related to corporate debt	1,387	1,471
Income tax expense (benefit)	(34,695)	25
Depreciation and amortization expense	3,421	514
Changes in fair value of warrant liability	(3,910)	31,230
Changes in fair value of subordinated convertible notes	-	39,939
Change in fair value of contingent consideration from mergers and acquisitions	682	-
Stock-based compensation expense	3,268	518
One-time expenses	4,777	1,262
Less:
Origination financing cost of capital	-	(2,767)
Adjusted EBITDA	$(24,939)	$(1,213)

Customer, Origination, and Product Growth

Total Customers grew 117% to 3.9 million for the first quarter. Total Products of 9.0 million was up 76% for the first quarter. Total Originations grew 116% to $408 million for the first quarter.

2022 Financial Guidance:

For the full year 2022, MoneyLion is re-affirming previously provided guidance of:

●	Adjusted Revenue of approximately $325 to $335 million, reflecting 100% year-over-year growth at the midpoint

●	Adjusted Gross Profit margin of approximately 60% to 65%

●	Adjusted EBITDA of approximately ($50) to ($45) million

●	Targeting to exit 2022 with breakeven Adjusted EBITDA

For the second quarter of 2022, MoneyLion expects:

●	Adjusted Revenue of $78 to $83 million, reflecting 121% year-over-year growth at the midpoint

●	Adjusted Gross Profit margin of 60% to 65%

●	Adjusted EBITDA of ($20) to ($15) million

(1) Customer Acquisition Cost (“CAC”) reflects fully loaded acquisition spend per customer added, which is inclusive of performance marketing, brand marketing and on-boarding data costs. Average Revenue per User (“ARPU”) is calculated by dividing annualized Adjusted Revenue for the period by average Total Customers for the period.

(2) Adjusted Revenue, Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Refer to the definitions in the discussion of non-GAAP financial measures and the accompanying reconciliations below.

* Based on information available to MoneyLion as of the date of this release and subject to the completion of its quarterly closing procedures and review by MoneyLion’s independent registered public accounting firm.

Conference Call

The Company will hold a conference call today at 8:30 a.m. ET to discuss its first quarter results. A live webcast will be available here and on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion first quarter 2022 earnings call.

Toll-free dial-in number: 1-877-502-7184

International dial-in number: 1-201-689-8875

Following the call, a replay of the webcast, as well as a transcript, will be available on the same website.

About MoneyLion

MoneyLion is a leading digital financial services and lifestyle content platform. MoneyLion’s mission is to rewire the financial system to positively change the path of every hard-working American. MoneyLion uses its proprietary data advantage and technology to empower its customers. MoneyLion engages and educates its customers with daily, hyper-personalized money-related and money-adjacent content that is delivered through each customer’s own content feed. MoneyLion provides its customers a full suite of financial and non-financial solutions, bundling its proprietary, low-cost financial products with products that are offered through its marketplace technology and network affiliate partners. MoneyLion also leverages its distinct data, technology, and network advantages to deliver leading embedded finance and marketplace solutions for enterprise customers. Since its founding in 2013, MoneyLion has empowered millions of Americans to take control of their finances and live their best financial life, every day.

MoneyLion is headquartered in New York City, with offices in Jersey City, Kuala Lumpur, Santa Monica and Sioux Falls.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on Twitter.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things, factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control, including the COVID-19 pandemic; intense and increasing competition in the industries in which MoneyLion and its subsidiaries, including Malka Media Group LLC (“MALKA”) and Even Financial Inc. (“Even Financial”), operate, and demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s reliance on third parties to provide services; MoneyLion’s ability to service loans or advances properly and the performance of the loans and other receivables originated through MoneyLion’s platform; MoneyLion’s ability to raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion’s success in retaining or recruiting, or changing as required, its officers, key employees and directors, including MALKA’s ability to retain its content creators; MoneyLion’s ability to comply with the extensive and evolving laws and regulations applicable to its business; risks related to the proper functioning of MoneyLion’s IT systems and data storage, including as a result of cyberattacks and other security breaches or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property rights; MoneyLion’s ability to comply with laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting; and MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and of MoneyLion’s publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted Revenue, Adjusted Gross Profit and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management uses these non-GAAP measures for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes these non-GAAP measures of financial results provide relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of these non-GAAP measures to assess its financial performance. MoneyLion management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions:

Adjusted Revenue: A non-GAAP measure, defined as total revenues, net plus amortization of loan origination costs less provision for loss on membership receivables, provision for loss on fees receivables and revenue derived from phased out products.

Adjusted Gross Profit: A non-GAAP measure, defined as gross profit less revenue derived from phased out products.

Adjusted EBITDA: A non-GAAP measure, defined as net income (loss) plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrants, change in fair value of subordinated convertible notes, change in fair value of contingent consideration from mergers and acquisitions, stock-based compensation and one-time expenses less origination financing cost of capital.

Total Customers: Defined as customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account or affiliate product. Total Customers also include customers that have submitted for, received and clicked on at least one offer, including loans, credit cards, mortgages, savings and insurance products, from a financial institution partner through our Even Financial marketplace.

Total Products: Defined as the total number of products that our Total Customers have opened including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account, affiliate product, or signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include products that our Total Customers have submitted for, received and clicked on through our Even Financial marketplace. If a customer has funded multiple secured personal loans or Instacash advances or submitted for, received and clicked on multiple products through our Even Financial marketplace, it is only counted once for each product type.

Total Originations: Defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period.

MONEYLION, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Service and subscription revenue	$67,146	$31,468
Net interest income on loan receivables	2,568	1,662
Total revenue, net	69,714	33,130
Operating expenses
Provision for credit losses on consumer receivables	23,044	5,708
Compensation and benefits	22,043	7,057
Marketing	11,563	4,363
Direct costs	21,204	9,903
Professional services	7,288	3,586
Technology-related costs	4,505	2,199
Other operating expenses	10,769	1,082
Total operating expenses	100,416	33,898
Net loss before other (expense) income and income taxes	(30,702)	(768)
Interest expense	(6,174)	(1,471)
Change in fair value of warrant liability	3,910	(31,230)
Change in fair value of subordinated convertible notes	-	(39,939)
Change in fair value of contingent consideration from mergers and acquisitions	(682)	-
Other (expense) income	(916)	27
Net loss before income taxes	(34,564)	(73,381)
Income tax (benefit) expense	(34,695)	25
Net loss	$131	$(73,406)

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Cash	$185,009	$201,763
Restricted cash, including amounts held by variable interest entities (VIEs) of $61,888 and $39,396	63,978	44,461
Consumer receivables	153,634	153,741
Allowance for credit losses on consumer receivables	(22,291)	(22,323)
Consumer receivables, net, including amounts held by VIEs of $128,895 and $92,796	131,343	131,418
Enterprise receivables	14,207	6,002
Property and equipment, net	2,140	1,801
Intangible assets, net	212,948	25,124
Goodwill	161,678	52,541
Other assets	37,932	28,428
Total assets	$809,235	$491,538
Liabilities and Stockholders’ Equity
Liabilities:
Secured loans	88,290	43,591
Accounts payable and accrued liabilities	45,208	36,868
Warrant liability	4,350	8,260
Other debt, including amounts held by VIEs of $152,625 and $143,000	152,625	143,000
Other liabilities	75,570	26,585
Total liabilities	366,043	258,304
Commitments and contingencies (Note 17)
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021, 236,520,057 and 235,550,057 issued and outstanding, respectively, as of March 31, 2022 and 231,452,448 and 230,482,448 issued and outstanding, respectively, as of December 31, 2021	24	23
Convertible preferred stock (Series A), $0.0001 par value; 200,000,000 and 0 shares authorized as of March 31, 2022 and December 31, 2021, respectively, 28,693,931 shares issued and outstanding as of March 31, 2022 and 0 shares issued and outstanding as of December 31, 2021	3	-
Additional paid-in capital	917,038	708,175
Accumulated deficit	(464,173)	(465,264)
Treasury stock at cost, 970,000 shares at March 31, 2022 and December 31, 2021	(9,700)	(9,700)
Total stockholders’ equity	443,192	233,234
Total liabilities and stockholders’ equity	$809,235	$491,538

MONEYLION, INC AND SUBSIDIARIES

RECONCILIATION OF REVENUE TO ADJUSTED REVENUE

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Total revenues, net	$69,714	$33,130
Add back:
Amortization of loan origination costs	324	81
Less:
Provision for loss on receivables - membership receivables	(1,541)	(234)
Provision for loss on receivables - fees receivables	(2,001)	(615)
Revenue derived from products that have been phased out	(20)	124
Adjusted Revenue	$66,477	$32,485

MONEYLION, INC AND SUBSIDIARIES

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Total revenue, net	$69,714	$33,130
Less:
Cost of Sales
Direct costs	(21,204)	(9,903)
Provision for loss on receivables - membership receivables	(1,541)	(234)
Provision for loss on receivables - fees receivables	(2,001)	(615)
Technology related costs	(2,461)	(1,406)
Professional services	(1,056)	(741)
Compensation and benefits	(1,014)	(886)
Other operating expenses	(104)	(50)
Gross Profit	$40,333	$19,294
Less:
Revenue derived from products that have been phased out	(20)	124
Adjusted Gross Profit	$40,314	$19,418

MONEYLION, INC AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net income (loss)	$131	$(73,406)
Add back:
Interest related to corporate debt	1,387	1,471
Income tax expense (benefit)	(34,695)	25
Depreciation and amortization expense	3,421	514
Changes in fair value of warrant liability	(3,910)	31,230
Changes in fair value of subordinated convertible notes	-	39,939
Change in fair value of contingent consideration from mergers and acquisitions	682	-
Stock-based compensation expense	3,268	518
One-time expenses	4,777	1,262
Less:
Origination financing cost of capital	-	(2,767)
Adjusted EBITDA	$(24,939)	$(1,213)

Contacts

Sean Horgan

Head of Investor Relations, MoneyLion

Office: (332) 258-7621

Mobile: (646) 675-9084

shorgan@moneylion.com

MoneyLion Communications

pr@moneylion.com

Cody Slach, Alex Kovtun

Gateway Investor Relations

(949) 574-3860

ir@moneylion.com